Exhibit 3.1.1

CERTIFICATE OF FORMATION

OF

MUELLER WATER PRODUCTS, LLC

October 3, 2005

The undersigned is executing this Certificate of Formation to form a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq.

1.                                       The name of the limited liability company is Mueller Water Products, LLC.

2.                                       The registered office of the Company shall be located at c/o Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808.

3.                                       The name and address of the registered agent of the Company for service of process in the State of Delaware shall be Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808.

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State of Delaware
Secretary of State
Division of Corporations
Delivered 11:42 AM 10/03/2005
FILED 11:36 AM 10/03/2005
SRV 050806721 - 3054788 FILE

IN WITNESS WHEREOF, this Certificate of Formation has been executed as of the date first set forth above.

/s/ Joseph J. Troy
Name:	Joseph J. Troy
Title:	An Authorized Person

[MWP Certificate of Formation]

CERTIFICATE OF CONVERSION TO LIMITED LIABILITY COMPANY

OF

MUELLER WATER PRODUCTS, INC.

October 3, 2005

This Certificate of Conversion to Limited Liability Company (the “Certificate of Conversion”) is duly executed and filed by Mueller Water Products, Inc., a Delaware corporation (the “Corporation”), to convert the Corporation to the LLC, under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) and the Delaware General Corporation Law (8 Del. C. § 101, et seq.) (the “DGCL”).

1.                                       The Corporation was originally incorporated with the name Hydrant Acquisition Corp. and, immediately prior to the filing of this Certificate of Conversion, the Corporation’s name was Mueller Water Products, Inc.

2.                                       The Corporation filed its original certificate of incorporation with the Secretary of State of the State of Delaware and was incorporated on June 10, 1999, and was a corporation incorporated in the State of Delaware immediately prior to the filing of this Certificate of Conversion.

3.                                       The name of the LLC into which the Corporation is to be converted as set forth in its Certificate of Formation is Mueller Water Products, LLC.

4.                                       The conversion of the Corporation to the LLC has been approved in accordance with the provisions of Section 266 of the DGCL.

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State of Delaware
Secretary of State
Division of Corporations
Delivered 11:42 AM 10/03/2005
FILED 11:36 AM 10/03/2005
SRV 050806721 - 3054788 FILE

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion as of the date first written above.

MUELLER WATER PRODUCTS, INC.

By:	/s/ Miles C. Dearden, III
	Name:	Miles C. Dearden, III
	Title:	Vice President

[MWP Certificate of Conversion]